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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Innovative Tech Systems, Inc. on Form S-3 (File No. 33-98100), and Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2 (File No. 33-78940) of our report dated April 2, 1996 (which includes an explanatory paragraph regarding the Company's change in method of accounting for income taxes), on our audits of the financial statements of Innovative Tech Systems, Inc. as of January 31, 1996 and 1995 and for the years ended January 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


                                               /s/ COOPERS & LYBRAND LLP


Coopers & Lybrand, L.L.P.

2400 Eleven Penn Center
Philadelphia, PA 19103
April 29, 1996